UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2015

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2015, the Nominating and Compensation Committee of the Board of Directors of Lionbridge finalized the 2015 Management Incentive Plan for Executive Officers. Pursuant to the terms of this Plan, certain officers of Lionbridge are eligible to receive a cash bonus, calculated on a specified percent of their respective 2015 base salary, upon attainment of revenue, profitability, business and/or identified personal objectives in 2015.

More specifically, the Committee approved the following provisions for the designated Executive Officers:

CEO, CFO:

The Chief Executive Officer and the Chief Financial Officer are each eligible to receive a cash bonus upon achievement of each of the following three equally weighted performance metrics:

• Achievement of Lionbridge internal revenue targets for the year ending December 31, 2015 (1/3);
• Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2015 (1/3); and
• Achievement of identified personal objectives (1/3).

Senior Vice President and Chief Sales Officer:

• Achievement of Lionbridge internal revenue targets for the year ending December 31, 2015 (50%);
• Achievement of identified objectives achievement of efficiencies and quality enhancements related to the corporate sales function and sales operations related to the overall corporate sales function and sales operations; (10%) and
• Achievement of revenue targets in the Center of Revenue assigned to the CSO for the year ending December 31, 2015 (40%).

Senior Vice President, Global Client Solutions:

• Achievement of Lionbridge internal revenue targets for the year ending December 31, 2015 (50%); and
• Achievement of revenue targets in the Center of Revenue assigned to the SVP, Global Client Services, for the year ending December 31, 2015 (50%).

Senior Vice President and General Manager, Global Offerings:

• Achievement of Lionbridge internal revenue targets for the year ending December 31, 2015 (30%);
• Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2015 (30%);
• Achievement of identified personal objectives (20%); and
• Achievement of revenue targets from Global Offerings for the year ending December 31, 2015 (20%).

Senior Vice President and General Manager, GLT (Global Language & Translation )

• Achievement of Lionbridge internal revenue targets for the year ending December 31, 2015 (35%);
• Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2015(50%); and
• Achievement of identified personal objectives (15%).

Personal Objectives:

The Committee established the following personal objective components for the Executive Officers:

• Chief Executive Officer: Continue implementation of organizational design changes to align with strategic direction and market opportunities; integration of CLS with identified synergies and long-term strategy; execution of the Company's long-term strategies to improve shareholder value; continue to drive advancements in offerings and technology to enable new revenue streams; and leading his team to help them to successfully complete their individual objectives.

• Chief Financial Officer: Implementation of new financial systems processes and structures to align with strategic and business priorities and to enhance operational efficiencies; provide support to all areas of the business using historical financial data and analytics from market data; and rationalization of real estate portfolio and all other capital leases; development and implementation of effective strategies to mitigate currency risk; and implementation of an effective and efficient global entity structure following CLS transaction.

• Senior Vice President and General Manager of GLT: Operational integration of CLS and achievement of identified synergies; full implementation of Center of Excellence organizational structure and delivery platforms within product lines to maximize operational efficiencies and innovation; improvements in customer satisfaction, business process improvements, cost and expense efficiencies; accelerated use and adoption of new platforms and technology; achievement of internal product line revenue and profitability targets; and enhancement of operational efficiencies and utilization of Centers of Excellence to focus on strategic end markets.

• Senior Vice President and General Manager of Global Offerings: Development and deployment of all current and new offerings that contribute to the Corporation’s revenue and profitability objectives; further expansion and acceleration of lead generation and telemarketing initiatives across all product lines.

The MIP for CSO and the Senior Vice President of Global Client Solutions do not include a personal objective component.

The form of MIP Agreement is attached as Exhibit 10.1 to this Form 8-K and the description of such terms contained in such MIP Agreement is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

February 6, 2015	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Senior VP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of MIP Agreement for Executive Officers